Exhibit 4.7

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
September 15, 2020	September 14, 2025

MARQETA, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

In connection with that certain Global Strategic Partnership Agreement, by and between Marqeta, Inc., a Delaware corporation (the “Company”), and Uber Technologies, Inc. (the “Holder”), of even date herewith (the “Partnership Agreement”), and in consideration for the promises and agreements received thereto, the receipt and sufficiency of which is hereby acknowledged, this Warrant is issued to the Holder by the Company as of the date set forth above (the “Effective Date”).

1.    Purchase of Shares.

(a)    Number of Shares. Subject to the terms and conditions set forth herein, including the Vesting Schedule (as defined below), the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to 750,000 fully paid and nonassessable shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), subject to appropriate adjustment for future stock splits, dividends, combinations, recapitalizations and the like with respect to the Common Stock.

(b)    Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be $0.01 per share (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 10 hereof.

1.    Vesting.

(a)    The Shares shall vest and become exercisable under this Warrant in accordance with the vesting schedule set forth on Exhibit A attached hereto (“Vesting Schedule”) upon achievement of the milestones (“Milestones”) as set forth therein.

(b)    Following the satisfaction by Holder (or an affiliate thereof) of each Milestone, the Company shall deliver to the Holder a written notice stating that such Milestone has been achieved. The Company shall deliver such notice promptly following its determination that the Milestone has been achieved, and this Warrant shall be immediately exercisable with respect to the Shares corresponding to the applicable Milestone, and such exercisable Shares shall be considered “Vested” for all purposes hereunder.

2.    Exercise Period.

(a)    Certain Definitions.

(i)    An “Acquirer” shall mean the person or entity acquiring the assets, liabilities, business, or voting securities in the Corporate Transaction.

(ii)    A “Corporate Transaction” shall mean the consummation of (x) an Asset Sale, as such term is defined in the Company’s current Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware (the “Restated Certificate”) or (y) an Acquisition (as defined in the Restated Certificate); provided that the issuance of shares in the Company’s Initial Public Offering (as defined herein) shall not be deemed to be a Corporate Transaction.

(iii)    An “Initial Public Offering” shall mean (x) the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its equity securities, or (y) the direct listing or direct placement of equity securities in a publicly traded exchange, in either case, as a result of or following which the equity securities of the Company shall be publicly held.

(iv)    A “Liquidation Event” shall have the meaning set forth in the Restated Certificate.

(b)    Subject to the provisions of this Section 3 and Section 2, this Warrant shall be exercisable, in whole or in part, during the term commencing on the effective date hereof and ending at 5:00 p.m. Pacific time on the fifth (5th) anniversary of the date hereof, unless sooner deemed exercised pursuant to the terms of this Warrant (the “Exercise Period”).

(c)    In the event of a Corporate Transaction in which the Acquirer assumes all of the Company’s rights and obligations under the Partnership Agreement pursuant to the terms and conditions set forth therein, then, as part of such transaction, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from the Corporate Transaction which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such Corporate Transaction if this Warrant had been exercised immediately before such Corporate Transaction with respect to such Shares, all subject to further adjustment as provided in this Section 3; and, in any such case, appropriate adjustment (as determined by the Company’s Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Shares of the Holder is entitled to purchase) shall thereafter by applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

(d)    In the event of (i) a termination of the Partnership Agreement for any reason pursuant to the terms and conditions thereof, (ii) a Corporate Transaction in which the Acquirer does not assume all of the rights and obligations of the Company under the Partnership Agreement, or (iii) a Liquidation Event (each of (i) through (iii), a “Termination Event”), then the Shares that have Vested as of immediately prior to the consummation of such Termination Event shall be deemed to be automatically exercised pursuant to the provisions set forth in Section 4(d) immediately prior to the consummation of such Termination Event without any further action on behalf of the Holder. Upon the consummation of such Termination Event and after giving effect to such exercise, any remaining Shares that have not yet Vested shall no longer be exercisable and the Warrant shall automatically become null and void.

(e)    In the event of an Initial Public Offering, any Shares that have not yet been exercised and the Warrant shall continue in accordance with its terms.

3.    Method of Exercise.

(a)    While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights for vested Shares evidenced hereby. Such exercise shall be effected by:

(i)    the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)    the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b)    Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 4(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 4(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c)    Within a reasonable time after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)    a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(ii)    in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 4(a) above.

(d)    If the Holder has not exercised this Warrant prior to the expiration of the Exercise Period, all of the Shares subject to this Warrant (including any Shares that are Vested Shares) shall automatically be cancelled, and Holder shall have no further rights with respect to any such Shares.

4.    Pro Rata Right in Future Financings. In connection with any transaction or series of transactions in which New Securities (as defined below) are issued or sold for bona fide capital raising purposes (a “Financing”) that occurs after the conversion of the Warrant into shares of the Company’s capital stock, the Company shall provide the Holder with written notice of such Financing, including the price and terms thereof. The Holder shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the New Securities offered in such Financing for the price and upon the terms and conditions specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Holder’s pro rata share is equal to the ratio of (i) the number of shares of the Company’s Common Stock held by the Holder immediately prior to the issuance of such New Securities to (ii) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon the exercise of any outstanding warrants or options, including this Warrant) immediately prior to the issuance of the New Securities. The term “New Securities” shall mean (a) any Common Stock, Preferred Stock or other security of the Company, (b) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (d) any such warrant or right. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to the Holder if such offer or sale would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale; provided that in no event shall the foregoing rights apply to any New Securities excepted from the definition of “Additional Shares of Common Stock” as defined in the Restated Certificate.

5.    Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)    Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)    Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’

rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

(c)    Compliance with Other Instruments. The authorization, execution and delivery of the Warrant will not constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

(d)    Valid Issuance of Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holders in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

6.    Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a)    Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)    Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)    Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d)    Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e)    Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

(f)    Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

(g)    Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, including, without limitation, this Section 7, Section 23, and:

(i)    there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)    the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

(h)    Legends. It is understood that the Securities may bear the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

7.    State Commissioners of Corporations. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.    Covenants of the Company.

(a)    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b)    Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

9.    Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)    Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock,

by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Preferred Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)    Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 10(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c)    Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

10.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

11.    No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

12.    Transfer of Warrant. Other than in connection with a Corporate Transaction, this Warrant shall not be transferable by the Company or the Holder without the prior written consent of the other party.

13.    Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

14.    Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

15.    Dispute Resolution. Any dispute with respect to the Warrant and the terms and conditions hereof (including the achievement of any Milestone) shall be determined pursuant to the dispute resolution provisions set forth in Section 13 of the Partnership Agreement.

16.    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

17.    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 18):

If to the Company:

Marqeta, Inc.

180 Grand Avenue

Oakland, CA 94612

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Caine Moss

Goodwin Procter LLP

601 Marshall Street

Redwood City, CA 94063

Email: [***]

If to Holder:

14555 Market Street, Suite 400

Attn: Legal

San Francisco, CA 94103

18.    Finder’s Fee. Each party represents that it neither is or will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

19.    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

20.    Entire Agreement; Termination, Amendments and Waivers. This Warrant, the Partnership Agreement, and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), solely with the written consent of the Company and the Holder. Notwithstanding the foregoing, (i) this Warrant may be terminated by the Company or the Holder by written notice to the other party for Cause (as defined in the Partnership Agreement); (ii) this Warrant may be terminated by the Company, in its sole discretion, at any time on or after [***] in the event that [***]; and (iii) in the event of a Material Primary Failure (as set forth in the Partnership Agreement), the Company may amend the Vesting Schedule set forth on Exhibit A with respect to any then unvested shares subject to this Warrant, provided that any such amendment (x) does not increase any of the Milestone thresholds described in Exhibit A and (y) is subject to the approval of the Holder (which shall not be unreasonably withheld).

21.    Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

22.    “Market Stand-Off’ Agreement. The Holder hereby agrees that the Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by the Holder immediately prior to the effectiveness of the registration (other than those included in the registration) during the 180-day period following the effective date of the Company’s Initial Public Offering (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation); provided, that all officers and directors of the Company are bound by and have entered into similar agreements and the Company shall use its best efforts to ensure that all holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements.

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

MARQETA, INC.

By:	/s/ Omri Dahan

Name:	Omri Dahan

Title:	Chief Revenue Officer

Address:	180 Grand Avenue Oakland, CA 94612

ACKNOWLEDGED AND AGREED:

HOLDER

UBER TECHNOLOGIES, INC.

By:	/s/ Jennifer Vescio

Name:	Jennifer Vescio

Title:	Head of Business Development

Address:	1455 Market St. Suite 400
San Francisco, CA 94117

[Signature Page to Warrant]

NOTICE OF EXERCISE

MARQETA, INC.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

                          shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.

    Net Exercise the attached Warrant with respect to                      Shares.

The undersigned hereby represents and warrants that Representations and Warranties in Section 6 hereof are true and correct as of the date hereof.

HOLDER:

Date:		By:

Address:

Name in which shares should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:

Holder’s

Signature:

Holder’s

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

EXHIBIT A

Milestones

The Exercise Shares subject to the Warrant shall vest incrementally in accordance with the Initial Milestones schedule, Transaction Milestones schedule and Marketing Milestones schedule, each as set forth below. Capitalized terms used in this Exhibit and not defined shall have the same meaning given to them in the Partnership Agreement.

INITIAL MILESTONES	VESTING

• [***] • [***] • [***]	[***]

MARKETING AND BRANDING MILESTONES	VESTING

• [***]	[***]

• [***]	[***]

*	[***]

PROGRAM LAUNCH MILESTONES	VESTING

• [***]	[***]

**	[***]

TRANSACTION MILESTONES

YEAR*****	ANNUAL TRANSACTION COUNT***	VESTING****

• [***]	[***]	[***]

• [***]	[***]	[***]

• [***]	[***]	[***]

• [***]	[***]	[***]

• [***]	[***]	[***]

***    [***]

****    Subject to appropriate adjustment for stock splits, dividends, combinations, recapitalizations and the like with respect to the Common Stock.

[***]

*****    “Year” is calculated from the Effective Date of the Partnership Agreement and each twelve (12) month anniversary thereof.

MARQETA, INC.

AMENDMENT TO WARRANT TO

PURCHASE SHARES OF COMMON STOCK

This Amendment to Warrant to Purchase Shares of Common Stock (the “Amendment”) dated as of January 7, 2021, by and between Marqeta, Inc., a Delaware corporation (the “Company”), and Uber Technologies, inc. (the “Holder”), amends and modifies that certain Warrant to Purchase Shares of Common Stock dated as of September 15, 2020, by and between the Company and the Holder (the “Warrant”). Capitalized terms used but not defined in this Amendment will have the meaning given such terms in the Warrant.

RECITALS

WHEREAS, the Company and the Holder previously entered into the Warrant.

WHEREAS, Section 20 of the Warrant provides any term of the Warrant may be amended and the observance of any term of the Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), solely with the written consent of the Company and the Holder.

WHEREAS, the Company and the Holder now desire to enter into this Amendment to amend certain provisions of the Warrant relating to the termination of Holder’s pro rata rights set forth in Section 4 of the Warrant.

AGREEMENT

The parties agree as follows:

1.    Entire Agreement; Termination, Amendments and Waivers. Section 20 of the Warrant is hereby amended and restated in its entirety as follows:

Entire Agreement; Termination, Amendments and Waivers. This Warrant, the Partnership Agreement, and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), solely with the written consent of the Company and the Holder. Notwithstanding the foregoing, (i) this Warrant may be terminated by the Company or the Holder by written notice to the other party for Cause (as defined in the Partnership Agreement); (ii) this Warrant may be terminated by the Company, in its sole discretion, at any time on or after [***] in the event that [***]; (iii) in the event of a Material Primary Failure (as set forth in the Partnership Agreement), the Company may amend the Vesting Schedule set forth on Exhibit A with respect to any then unvested shares subject to this Warrant, provided that any such amendment (x) does not increase any of the Milestone thresholds described in Exhibit A and (y) is subject to the approval of the Holder (which shall not be unreasonably withheld); and (iv) the covenants contained in Section 4 of this Warrant shall not apply to and shall terminate upon the earlier of (x) the effective date of the registration statement pertaining to an Initial Public Offering that results in the conversion of all outstanding Preferred Stock into Common Stock or (y) an Acquisition (as defined in the Company’s Restated Certificate).

2.    Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

3.    Entire Agreement. This Amendment and the Warrant constitute the full and entire understanding among the parties regarding the subject matter in this Amendment and the Warrant.

4.    Amendment Limited. Other than as set forth in this Amendment, all of the terms and conditions of the Warrant will continue in full force and effect.

5.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.    Amendment and Waiver. Any provision of this Amendment may be amended or modified and/or the observance thereof may be waived or this Amendment terminated, only as in accordance with Section 20 of the Warrant.

[Signature Pages Follow]

The parties have executed this Amendment to Warrant to Purchase Shares of Common Stock as of the day and year first set forth above.

COMPANY:

MARQETA, INC.

By:	/s/ Jason Gardner
Name:	Jason Gardner
Title:	Chief Executive Officer

The parties have executed this Amendment to Warrant to Purchase Shares of Common Stock as of the day and year first set forth above.

HOLDER:

UBER TECHNOLOGIES, INC.

By:	/s/ Jennifer Vescio
Name:	Jennifer Vescio
Title:	Head of Business Development

Address:	1455 Market St, Suite 400
San Francisco, CA 94103

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

MARQETA, INC.

AMENDMENT NO. 2 TO WARRANT TO

PURCHASE SHARES OF COMMON STOCK

This Amendment No. 2 to Warrant to Purchase Shares of Common Stock (the “Amendment”) dated as of May 22, 2021, by and between Marqeta, Inc., a Delaware corporation (the “Company”), and Uber Technologies, Inc. (the “Holder”), amends and modifies that certain Warrant to Purchase Shares of Common Stock dated as of September 15, 2020, by and between the Company and the Holder (as amended, the “Warrant”). Capitalized terms used but not defined in this Amendment will have the meaning given such terms in the Warrant.

RECITALS

WHEREAS, the Company and the Holder previously entered into the Warrant.

WHEREAS, Section 20 of the Warrant provides any term of the Warrant may be amended and the observance of any term of the Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), solely with the written consent of the Company and the Holder.

WHEREAS, the Company and the Holder now desire to enter into this Amendment to amend certain a certain provision of Exhibit A to the Agreement to adjust the definition of “Annual Transaction Count” as set forth below.

AGREEMENT

The parties agree as follows:

1. Launched Programs. The first paragraph below the table on Exhibit A to the Warrant titled “Transaction Milestones” is hereby amended and restated in its entirety as follows:

“*** “Annual Transaction Count” shall mean [***].”

2. Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

3. Entire Agreement. This Amendment and the Warrant constitute the full and entire understanding among the parties regarding the subject matter in this Amendment and the Warrant.

4. Amendment Limited. Other than as set forth in this Amendment, all of the terms and conditions of the Warrant will continue in full force and effect.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. Amendment and Waiver. Any provision of this Amendment may be amended or modified and/or the observance thereof may be waived or this Amendment terminated, only as in accordance with Section 20 of the Warrant.

[Signature Pages Follow]

The parties have executed this Amendment No. 2 to Warrant to Purchase Shares of Common Stock as of the day and year first set forth above.

COMPANY:

MARQETA, INC.

By:	/s/ Jason Gardner
Name: Jason Gardner
Title: Chief Executive Officer

The parties have executed this Amendment No. 2 to Warrant to Purchase Shares of Common Stock as of the day and year first set forth above.

HOLDER:

UBER TECHNOLOGIES, INC.

By:	/s/ Jennifer Vescio
Name: Jennifer Vescio
Title: Head of Business Development
Address: 1633 3rd Street
SF, CA 94158